Exhibit 10.1

LOCK-UP AGREEMENT

THIS LOCK-UP AGREEMENT (this “Agreement”) is made and entered into as of April 5, 2021 by and among (i) Rotor Acquisition Corp., a Delaware corporation (together with its successors, “Rotor”), (ii) Sarcos Corp., a Utah corporation (“Sarcos”), and (iii) the undersigned (“Holder”). Any capitalized term used but not defined in this Agreement will have the meaning ascribed to such term in the Merger Agreement (as defined below).

WHEREAS, Rotor, Rotor Merger Sub Corp., a Delaware corporation and a direct wholly-owned subsidiary of Rotor (“Merger Sub”), and Sarcos have entered into that certain Agreement and Plan of Merger, as of the date first set forth above (as amended from time to time in accordance with the terms thereof, the “Merger Agreement”), pursuant to which, among other matters, upon the consummation of the transactions contemplated thereby (the “Closing”), Merger Sub will merge with and into Sarcos, with Sarcos continuing as the surviving entity and a wholly-owned subsidiary of Rotor (the “Merger”), and as a result of which all of the issued and outstanding capital stock of Sarcos immediately prior to the Closing shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, in exchange for the right to receive newly issued Rotor Common Shares, all upon the terms and subject to the conditions set forth in the Merger Agreement and in accordance with the applicable provisions of the DGCL and the Act;

WHEREAS, as of the date hereof, Holder is a holder of equity securities or right to purchase or otherwise acquire equity securities of Sarcos in such amounts and classes or series as set forth underneath Holder’s name on the signature page hereto; and

WHEREAS, pursuant to, and in order to encourage the relevant parties to consummate the transactions contemplated by the Merger Agreement, [[INSERT FOR CURRENT EMPLOYEES:] for the amount of $10.00 in cash,] and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto desire to enter into this Agreement, pursuant to which the Restricted Securities (as defined below) shall become subject to limitations on disposition as set forth herein.

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated in this Agreement as if fully set forth below, and intending to be legally bound hereby, the parties hereby agree as follows:

1. Definitions. The terms defined in this Section 1 shall, for all purposes of this Agreement, have the respective meanings set forth below:

(a) “Liquidity Event” shall mean the date after the Closing on which Rotor completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of Rotor’s stockholders having the right to exchange their equity holdings in Rotor for cash, securities or other property.

(b) “Permitted Transferee” shall mean any Person to whom the Holder is permitted to transfer Restricted Securities prior to the expiration of the Lock-Up Period pursuant to Section 2(a).

(c) “Restricted Securities” shall mean with respect to Holder and its respective Permitted Transferees, (i) the Rotor Common Shares to be received by Holder as Closing Merger Consideration in respect of the Sarcos Common Stock, Sarcos Preferred Stock, or Sarcos RSAs, if any, set forth on Holder’s signature page hereto, together with any securities paid as dividends or distributions with respect to such securities, (ii) the Rotor Common Shares to be subject to the Sarcos Options, Sarcos RSUs, and Sarcos Warrants, if any, set forth on Holder’s signature page hereto, upon and following their assumption by Rotor pursuant to the terms of the Merger Agreement, and (iii) any securities paid as dividends or distributions with respect to the foregoing securities or into which such securities are exchanged or converted.

(d) “Sarcos Common Stock” shall mean shares of Class A common stock or Class B common stock issued by Sarcos to Holder, as set forth on Holder’s signature page hereto.

(e) “Sarcos Options” shall mean options issued by Sarcos to Holder for the purchase of Class A common stock of Sarcos, as set forth on Holder’s signature page hereto.

(f) “Sarcos Preferred Stock” shall mean shares of Series A preferred stock, Series B preferred stock, or Series C preferred stock issued by Sarcos to Holder, as set forth on Holder’s signature page hereto.

(g) “Sarcos RSAs” shall mean any awards of restricted shares of Class A common stock of Sarcos, as set forth on Holder’s signature page hereto.

(h) “Sarcos RSUs” shall mean any restricted stock units issued by Sarcos to Holder for shares of Class A common stock of Sarcos, as set forth on Holder’s signature page hereto.

(i) “Sarcos Warrants” shall mean any warrants issued by Sarcos to Holder exercisable for shares of Class A common stock of Sarcos as set forth on Holder’s signature page hereto.

(j) “Transfer” or “Transferred” shall mean (i) the sale, exchange or transfer or assignment of, offer to sell, contract or agreement to sell, hypothecate, pledge, hedge, grant of any option, right or warrant to purchase or otherwise dispose of or agreement to dispose of, or entry into any transaction that is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise), directly or indirectly, including through the filing (or participation in the filing) of a registration statement (other than any registration statement on Form S-8) with the SEC in respect of, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act, and the rules and regulations of the SEC promulgated thereunder with respect to, any security, (ii) the entry into any swap or other arrangement that transfers to another Person, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (iii) the public announcement of any intention to effect any transaction, including the filing of a registration statement (other than any registration statement on Form S-8), specified in clause (i) or (ii).

2. Lock-up Provisions.

(a) Subject to Section 2(b), Holder agrees that it shall not Transfer any Restricted Securities beginning on the Closing Date and ending on:

i. If the Restricted Securities are received by Holder as Closing Merger Consideration from the exchange or conversion of Sarcos Preferred Stock or Sarcos Warrants, then fifty percent (50%) of such Restricted Securities may be Transferred beginning at the earlier to occur of (i) the close of business on the one hundred and twentieth (120th) day after the Closing, provided that the average closing price of the Rotor Common Shares as reported on the [Stock Exchange] exceeds $13.00 for twenty (20) trading days in any thirty (30) consecutive trading day period prior to such Transfer and (ii) the close of business on the six (6) month anniversary of the Closing. The remaining fifty percent (50%) of such Restricted Securities may be Transferred beginning on the close of business on the one (1) year anniversary of the Closing Date.

ii. If the Restricted Securities are received by Holder as Closing Merger Consideration from the exchange or conversion of Sarcos Common Stock, Sarcos Options, Sarcos RSUs, Sarcos RSAs (or any of them), then twenty percent (20%) of the such Restricted Securities may be Transferred beginning at the earlier to occur of (w) the close of business on the one hundred and twentieth (120th) day after the Closing, provided that the average closing price of the Rotor Common Shares as reported on the [Stock Exchange] exceeds $13.00 for twenty (20) trading days in any thirty (30) consecutive trading day period prior to such Transfer and (x) the close of business on the one hundred and eightieth (180th) day after the Closing. The remaining eighty percent (80%) of the such Restricted Securities may be Transferred beginning upon the earlier to occur of (x) such time as the Company or any of its subsidiaries have delivered to one or more customers at least twenty (20) Guardian® XO® and/or Guardian® XT commercial units to customers of the Constituent Corporations (but in no event prior to the close of business on the one (1) year anniversary of the Closing and (y) the close of business on the two (2) year anniversary of the Closing Date.

(in the case of (i) and (ii), such period with respect to Holder’s applicable Restricted Securities, the “Lock-Up Period”).

(b) Notwithstanding the provisions set forth in Section 2(a), one hundred percent (100%) of the Restricted Securities may be Transferred in connection with or following the occurrence of a Liquidity Event, and Holder or its Permitted Transferees may Transfer the Restricted Securities during the Lock-Up Period: (A) in the case that Holder is an individual, by gift to the spouse, domestic partner, parent, sibling, child or grandchild of such Holder or any other natural person with whom such Holder has a relationship by blood, marriage or adoption not more remote than first cousin, to an estate planning vehicle or to a trust, the beneficiary of which is a member of the individual’s immediate family, or to a charitable organization; (B) in the case that Holder is an individual, by virtue of laws of descent and distribution upon death of Holder; (C) in the case that Holder is an individual, pursuant to a qualified domestic relations order, divorce settlement, divorce decree or separation agreement; (D) to a nominee or custodian of a person to whom a Transfer would be permitted under clauses (A) through (C) above; (E) to any members, partners, beneficial owners or shareholders of Holder or any Affiliates of Holder; (F) by virtue of applicable law or Holder’s organizational documents upon liquidation or dissolution of Holder; (G) to Rotor in connection with the repurchase of such Holder’s shares in connection with the termination of Holder’s employment with Rotor or its subsidiaries pursuant to contractual agreements with Rotor; (H) to satisfy tax withholding obligations in connection with the exercise of options to purchase Rotor Common Shares or the vesting and/or settlement of Rotor restricted stock or stock-based awards (including options and awards assumed by Rotor or otherwise issued in exchange for Sarcos Options, Sarcos RSUs or Sarcos RSAs); (I) in payment on a “net exercise” or “cashless” basis of the exercise or purchase price with respect to the exercise of options to purchase shares of Rotor Common Shares (including options assumed by Rotor); or (J) in connection with any court order or order from a Governmental Entity requiring the sale of such Restricted Securities; provided, however, that in the case of clauses (A) through (F) such transferee must enter into a written agreement with Rotor, in substantially the same form of this Agreement, stating that the transferee is receiving and holding the Restricted Securities subject to the provisions of this Agreement and shall be deemed to be a Holder for purposes of this Agreement, and there shall be no further Transfer of such Restricted Securities except in accordance with this Agreement; provided, further, for the avoidance of doubt, a Holder shall not be limited in filing (or participation in the filing) of a registration statement with the SEC in respect of any restricted stock or stock-based awards the Transfer of which is or may be necessary to satisfy tax withholding obligations in connection with the vesting and/or settlement of such restricted stock or stock-based awards.

(c) If any Transfer is made or attempted contrary to the provisions of this Agreement, such purported Transfer shall be null and void ab initio, and Rotor shall refuse to recognize any such purported transferee of the Restricted Securities as one of its equity holders for any purpose.

(d) During the Lock-up Period, Holder agrees and consents to the entry of stop transfer instructions with Rotor’s transfer agent and registrar against the transfer of Restricted Securities held by Holder, except in compliance with the foregoing restrictions, and further agrees that stop transfer orders shall be placed against the Restricted Securities and each certificate or book entry position statement evidencing any Restricted Securities shall be stamped or otherwise imprinted with a legend in substantially the following form, in addition to any other applicable legends:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN A LOCK-UP AGREEMENT, DATED AS OF APRIL 5, 2021, BY AND AMONG THE ISSUER OF SUCH SECURITIES (THE “ISSUER”), THE ISSUER’S SECURITY HOLDER NAMED THEREIN AND CERTAIN OTHER PARTIES NAMED THEREIN, AS AMENDED. A COPY OF SUCH LOCK-UP AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE ISSUER TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

(e) For the avoidance of any doubt, (i) if and to the extent Holder’s Restricted Securities include issued and outstanding shares of Rotor Common Shares, Holder shall retain all of its rights as a stockholder of Rotor during the Lock-up Period, including the right to vote any Restricted Securities that such Holder is entitled to vote, and to receive any dividends and distributions in respect of any Restricted Securities, and (ii) the restrictions contained in Section 2(a) shall not apply to any Rotor Common Shares or other securities of Rotor acquired by Holder in open market transactions or in any public or private capital raising transactions of Rotor or otherwise to any Rotor Common Shares (or other securities of Rotor) other than the Restricted Securities.

3. Miscellaneous.

(a) Termination of Merger Agreement. Notwithstanding anything to the contrary contained herein, in the event that the Merger Agreement is terminated in accordance with its terms prior to the Closing, this Agreement and all rights and obligations of the parties hereunder shall automatically terminate and be of no further force or effect.

(b) Binding Effect; Assignment. Holder hereby represents and warrants that Holder has full power, capacity and authority to enter into this Agreement. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns. This Agreement and all obligations of Holder are personal to Holder and may not be transferred or delegated by Holder at any time without the prior written consent of Rotor and Sarcos. Each of Rotor and Sarcos may freely assign any or all of its rights under this Agreement, in whole or in part, to any successor entity (whether by merger, consolidation, equity sale, asset sale or otherwise) without obtaining the consent or approval of Holder.

(c) Third Parties. Nothing contained in this Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any person or entity that is not a party hereto or thereto or a successor or permitted assign of such a party; provided, that Rotor Sponsor, LLC, a Delaware limited liability company (“Sponsor”), shall be an express third party beneficiary of this Agreement and shall have the right to enforce the terms of this Agreement directly against Holder as if Sponsor were an original party hereto.

(d) Governing Law; Jurisdiction; Waiver of Jury Trial; Remedies. This Agreement and all related Proceedings shall be governed by and construed in accordance with the internal Laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Law of any jurisdiction other than the State of Delaware. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION (I) ARISING UNDER THIS AGREEMENT OR (II) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY, OR OTHERWISE. EACH PARTY HERETO HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES HERETO MAY FILE A COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. The parties hereto expressly incorporate by reference Section 8.16 (Jurisdiction) of the Merger Agreement and, subject to Section 3(j) hereof, Section 8.17 (Remedies) of the Merger Agreement to apply to this Agreement, mutatis mutandis, with references to the Merger Agreement therein deemed to reference this Agreement and references to the “Parties” thereunder deemed to reference the parties hereto.

(e) Severability. Whenever possible, each provision of this Agreement will be interpreted in such a manner as to be effective and valid under applicable Law, but if any term or other provision of this Agreement is held to be invalid, illegal or unenforceable under applicable Law, all other provisions of this Agreement shall remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party hereto. Upon such determination that any term or other provision of this Agreement is invalid, illegal or unenforceable under applicable Law, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

(f) Construction; Interpretation. The headings set forth in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement. Unless otherwise indicated to the contrary herein by the context or use thereof: (a) the words, “herein,” “hereto,” “hereof” and words of similar import refer to this Agreement as a whole, and not to any particular section, subsection, paragraph, subparagraph or clause set forth in this Agreement; (b) masculine gender shall also include the feminine and neutral genders, and vice versa; (c) words importing the singular shall also include the plural, and vice versa; (d) the words “include,” “includes” or “including” shall be deemed to be followed by the words “without limitation”; (e) references to “$” or “dollar” or “US$” shall be references to United States dollars; (f) the word “or” is disjunctive but not necessarily exclusive; (g) the words “writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form; (h) the word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”; (i) all references to Articles or Sections are to Articles or Sections of this Agreement; and (j) all references to any Law will be to such Law as amended, supplemented or otherwise modified from time to time. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

(g) Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given) when delivered in person, when delivered by e-mail (having obtained electronic delivery confirmation thereof), or when sent by registered or certified mail (postage prepaid, return receipt requested) (upon receipt thereof) to the other parties hereto as follows:

If to Rotor prior to the Closing, to: Rotor Acquisition Corp. 405 Lexington Avenue New York, New York 10174 Attention: Amy Salerno E-mail: info@rotoracquisition.com

With a copy (which will not constitute notice) to:

Gibson, Dunn & Crutcher LLP

200 Park Avenue

New York, New York 10166-0193

Attention: Mark Director

    Evan D’Amico

Email:          mdirector@gibsondunn.com

    edamico@gibsondunn.com

If to Sarcos prior to the Closing, to: Sarcos Corp. 360 Wakara Way Salt Lake City, Utah 84108 Attention: Chief Legal Officer E-mail: j.wolff@sarcos.com

With a copy (which shall not constitute notice) to:

Wilson Sonsini Goodrich & Rosati, P.C.

701 Fifth Avenue, Suite 5100

Seattle, WA 98104

Attention: Patrick J. Schultheis, Esq.

Email: PSchultheis@wsgr.com

If to Rotor or Sarcos after the Closing, to: Sarcos Corp. 360 Wakara Way Salt Lake City, Utah 84108 Attention: Chief Legal Officer E-mail: j.wolff@sarcos.com

With a copy (which shall not constitute notice) to:

Wilson Sonsini Goodrich & Rosati, P.C.

701 Fifth Avenue, Suite 5100

Seattle, WA 98104

Attention: Patrick J. Schultheis, Esq.

Email: PSchultheis@wsgr.com

If to Holder, to: the address set forth below Holder’s name on the signature page to this Agreement.

(h) Amendments and Waivers. This Agreement may be amended or modified only with the written consent of Rotor, Sarcos and Holder. The observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of the party against whom enforcement of such waiver is sought. No failure or delay by a party in exercising any right hereunder shall operate as a waiver thereof. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

(i) Authorization on Behalf of Rotor. In the event that Holder or Holder’s Affiliate serves as a director, officer, employee or other authorized agent of Rotor or any of its current or future Affiliates, Holder and/or Holder’s Affiliate, as applicable, shall have no authority, express or implied, to act or make any determination on behalf of Rotor or any of its current or future Affiliates in connection with this Agreement to which Holder is party or any dispute or Proceeding with respect hereto.

(j) Specific Performance. Holder acknowledges that its obligations under this Agreement are unique, recognizes and affirms that in the event of a breach of this Agreement by Holder, money damages will be inadequate and Rotor and Sarcos will have no adequate remedy at law, and agrees that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by Holder in accordance with their specific terms or were otherwise breached. Accordingly, each of Rotor and Sarcos (or Sponsor on their behalf) shall be entitled to an injunction or restraining order to prevent breaches of this Agreement by Holder and to enforce specifically the terms and provisions hereof, without the requirement to post any bond or other security or to prove that money damages would be inadequate, this being in addition to any other right or remedy to which such party may be entitled under this Agreement, at law or in equity.

(k) Entire Agreement. This Agreement constitutes the full and entire understanding and agreement among the parties hereto with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled; provided that, for the avoidance of doubt, the foregoing shall not affect the rights and obligations of the parties, if any, under the Merger Agreement or any Ancillary Documents. Notwithstanding the foregoing, nothing in this Agreement shall limit any of the rights or remedies of Rotor and Sarcos or any of the obligations of Holder under any other agreement between Holder and Rotor or Sarcos or any certificate or instrument executed by Holder in favor of Rotor or Sarcos, and nothing in any other agreement, certificate or instrument shall limit any of the rights or remedies of Rotor or Sarcos or any of the obligations of Holder under this Agreement.

(l) Further Assurances. From time to time, at another party’s written request and without further consideration (but at the requesting party’s reasonable cost and expense), each party shall execute and deliver such additional documents and take all such further action as may be reasonably necessary to consummate the transactions contemplated by this Agreement.

(m) Counterparts; Electronic Signatures.  This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. The words “execution,” “signed,” “signature,” and words of like import in this Agreement or in any other certificate, agreement or document related to this Agreement shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, “pdf”, “tif” or “jpg”) and other electronic signatures (including DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the Delaware Uniform Electronic Transactions Act and any other applicable law. Minor variations in the form of the signature page, including footers from earlier versions of this Agreement or any such other document shall be disregarded in determining the parties’ intent or the effectiveness of such signature.

*       *       *       *       *

IN WITNESS WHEREOF, each of the parties has caused this Lock-up Agreement to be duly executed on its behalf as of the day and year first above written.

Rotor Acquisition Corp.

By:
Name:
Title:

Sarcos Corp.

By:
Name:
Title:

Signature page to Lock-up Agreement

IN WITNESS WHEREOF, each of the parties has caused this Lock-up Agreement to be duly executed on its behalf as of the day and year first above written.

Holder:

Name of Holder: ______________________________

By:
Name:
Title:

Number and Type of Sarcos Securities:

[Sarcos Class A Common Stock:]

[Sarcos Class B Common Stock:] ______________________________________________

[Sarcos Preferred Stock:]

[Sarcos Warrants:] _________________________________________________________

[Sarcos Options (Vested and Unvested):]

[Sarcos Restricted Stock Units:]

[Sarcos Restricted Stock Awards:]

Address for Notice:

Address:

Facsimile No.:
Telephone No.:
Email:                                                                                           :

Signature page to Lock-Up Agreement